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                                                                    Exhibit 99.1

                                REVOCABLE PROXY
                                SHORE BANCSHARES

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Shore Bancshares, Inc. hereby appoints Royden N. Powell, Jr. and Robert C. Schleiger, or either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to act and to vote all shares of Common Stock of Shore Bancshares which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held November 14, 2000, and at any and all adjournments and postponements thereof. Any and all proxies heretofore given are hereby revoked.

Please be sure to sign and date this Proxy in the box below.

1. Approval of Plan and Agreement to Merge dated as of July 25, 2000, between Shore Bancshares, Inc. and Talbot Bancshares, Inc. and approval of the merger of Talbot Bancshares, Inc. into Shore Bancshares, Inc.

               For    [_]   Against    [_]    Abstain   [_]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, including any adjournments or postponements of the meeting.

               For    [_]   Against    [_]    Abstain   [_]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE BEST JUDGMENT OF THE PROXY HOLDERS ON ALL OTHER
      ---
MATTERS.

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

               [_]   I / We will attend the Special Stockholders' Meeting.

               [_]   I / We are unable to attend the Special Stockholders'
                     Meeting.

Dated: _____________________________ , _____

____________________________________________
Signature

____________________________________________
Signature (see note above)


IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY